Exhibit 23.1


                      CONSENT OF INDEPENDNENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 of our report dated February 7, 2001, except for Note 5, as to which the date is February 27, 2001 relating to the financial statements and financial statement schedules, which appears in Glimcher Realty Trust's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Post-Effective Amendment No. 1 to the Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Columbus, Ohio
January 22, 2002